Exhibit 23.1

HANSEN, BARNETT& MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944
www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 15, 2008 with respect to the consolidated financial statements of Bancroft Uranium, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2007, filed with the Securities and Exchange Commission and included in this S-1, Amendment No.1 filing.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
May 28, 2008